                                                          EXHIBIT 10.30

                                 GARGOYLES, INC.

                       AMENDMENT TO SHAREHOLDERS AGREEMENT

         This Amendment to Shareholders Agreement (this "Agreement") is made as of December 8, 1995, among Gargoyles, Inc., a Washington corporation (the "Company"), and the shareholders of the Company listed on the attached Exhibit A (the "Shareholders").

                                    RECITALS

         A. The Shareholders own stock in the Company as set forth in the Shareholder List attached hereto as Exhibit A.

         B. The Company and the Shareholders previously entered into that certain Shareholders Agreement dated as of March 22, 1995 (the "Prior Agreement").

         C. On the terms and subject to conditions of this Agreement, the Company and the Shareholders desire to amend the Prior Agreement as set forth herein.

                                    AGREEMENT

         In consideration of the foregoing premises and of their mutual promises as set forth herein, the parties hereto agree as follows:

         1. DEFINITION OF "TRANSFER"

         The definition of the term "Transfer" in Section 1.2 of the Prior Agreement is hereby amended and restated in its entirety as set forth below in this Section 1:

         The term "Transfer" or derivatives thereof shall mean any voluntary or involuntary disposition of any interest in Stock, including, without limitation, sale, exchange, transfer, assignment, hypothecation, pledge or gift or by operation of law, resulting from death or otherwise. Such term shall also include the establishment of ownership in joint tenancies of any description and a change in control of any entity which owns Stock. The term "Transfer" shall not include any "Permitted Transfer" (as defined in Section 1.4 hereof) or any transfer to Burns pursuant to an action to foreclose on Stock subject to that certain Pledge Agreement dated as of March 22, 1995 executed by Hauff in favor of Burns, and any pledge of Stock in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of March 22, 1995.
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         2. DEFINITION OF "PERMITTED TRANSFER"

         The following definition of "Permitted Transfer" is hereby added to the Prior Agreement as a new Section 1.4 thereof:

         The term "Permitted Transfer" and "Permitted Transfers" shall mean (i) any transfer of Stock by a Shareholder or Permitted Transferee to such Shareholder's or Permitted Transferee's Affiliates (as defined in Section 1.5 below), among such Shareholder's or Permitted Transferee's Affiliates or from such Shareholder's or Permitted Transferee's Affiliate to such Shareholder or Permitted Transferee, provided, however, in the case of any transfer to an Affiliate of a Shareholder or Permitted Transferee, the transferee shall retransfer the Stock received in such Permitted Transfer to the transferor immediately prior to the time the Affiliate ceases to be an Affiliate of the transferor, provided, further, that no such retransfer shall be required so long as all the persons owning the voting securities of such Affiliate are Permitted Transferees (as defined below) otherwise than by virtue of this clause (i); (ii) any transfer to any other Shareholder, or to a party that would be a Permitted Transferee of another Shareholder, in which a majority of the consideration to be received for the Stock proposed to be transferred consists of unique assets, including without limitation intellectual property or real property; (iii) any transfer of Stock to a trust, family partnership or limited liability company the beneficiaries of which include only such Shareholder or Permitted Transferee or such Shareholder's or Permitted Transferee's spouse, parents, siblings, lineal descendants, adopted children, employees or charitable foundations established by such Shareholder or Permitted Transferee; (iv) any transfer by gift to any of the persons referred to in (iii) above; (v) any pledge to secure a bona fide obligation for borrowed money, provided that the pledgee agrees to be bound by this Agreement; (vi) any transfer upon the dissolution or liquidation of a Shareholder or Permitted Transferee or involving the distribution without consideration to such Shareholder's or Permitted Transferee's shareholders, partners, retired partners or estates on their behalf; (vii) any transfer of Stock pursuant to Section 10 or 11 hereof; and
(viii) any transfer by any Shareholder or Permitted Transferee to directors, executive officers and bona fide full time employees of any Shareholder or Permitted Transferee or Affiliates thereof or to a plan, trust, partnership, limited liability company or other entity established for their benefit (any such transferee described in clauses (i) - (viii) being hereafter referred to as a "Permitted Transferee").

         3. DEFINITION OF "AFFILIATE"

         The following definition of "Affiliate" is hereby added to the Prior Agreement as a new Section 1.5 thereof:



                                      -2-
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         The term "Affiliate" shall mean any party controlling, controlled by or under common control with such party, whether by ownership of voting securities, by contract or otherwise.

         4. EXCEPTIONS TO PREEMPTIVE RIGHTS

         The following two additional exceptions are hereby added to the end of
Section 12.3 of the Prior Agreement (with appropriate changes to punctuation in the Prior Agreement):

         (v) in connection with the grant of restricted securities to the management or employees of the Corporation pursuant to an incentive compensation program, or (vi) in connection with licensing, endorsement or similar transactions not entered into primarily for financing purposes, provided, such shares granted under subsections (v) and (vi) hereof do not exceed 97,423 shares.

         5. BOARD SIZE

         Section 13.1 of the Prior Agreement relating to the size of the Board of Directors is hereby amended and restated in its entirety as set forth below:

         The Board of Directors of the Corporation shall consist of five members, or such larger number of members as may be set by the Board of Directors consistent with the Bylaws of the Corporation. Three members of the Board of Directors shall be designated by Trillium (so long as Trillium or its Permitted Transferees are shareholders of the Corporation), one by Burns (so long as Burns or his Permitted Transferees are shareholders of the Corporation), and one by Hauff (so long as Hauff or his Permitted Transferees are shareholders of the Corporation).

         6. WAIVER

         The parties hereby consent in all respects to the previous transfer by Trillium of shares of Stock to Trillium Investors, LLC, an Affiliate of Trillium, a transfer which is otherwise permitted under Section 1.4, as amended by this Amendment, and waive any noncompliance with the Prior Agreement which such transfer may have involved.

         7. AMENDMENT AND TERMINATION

         No modification, termination or amendment of this Agreement shall be valid unless in writing signed by all the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced.



                                      -3-
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         8. SUCCESSORS AND ASSIGNS

         The terms and conditions of this Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, successors, and assigns of the parties hereto, and no signature or other indication of assent by any such person shall be required or as a prerequisite to enforceability. References to Trillium, Hauff and Burns in the Prior Agreement and in this Amendment shall be deemed to include any Permitted Transferees or other successors to such parties.

         9. GOVERNING LAW

         This Agreement shall be governed for all purposes by the laws of the State of Washington. Venue for any action shall lie in King County, Washington.

         10. ENTIRE AGREEMENT

         This Agreement and the Prior Agreement constitute the entire agreement among the parties with respect to the disposition of shares of Stock of the Company and supersede all prior or contemporaneous written or oral agreements with respect thereto.

         11. COUNTERPARTS

         This Agreement may be signed in one or more counterparts, each of which may be termed an original, but all of which together shall constitute one Agreement.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                GARGOYLES, INC.



                                By:  /s/  Douglas B. Hauff
                                    ------------------------------------------
                                     Its: President
                                          ------------------------------------
                                Address:     5866 S. 194th St.
                                             Kent, WA  98032

                                SHAREHOLDERS:

                                TRILLIUM CORPORATION



                                By:   /s/  Erik J. Anderson
                                    ------------------------------------------
                                      Its: Co-President
                                           -----------------------------------
                                Address:  1313 Commercial Street
                                          Bellingham, WA  98225



                                TRILLIUM INVESTORS, LLC II

                                By:  Trillium Corporation, its Managing Member



                                By:    /s/  Timothy Potts
                                    ------------------------------------------
                                      Its:  Sr. Vice President
                                            ----------------------------------
                                Address:  c/o Trillium Corporation
                                          1313 Commercial Street
                                          Bellingham, WA  98225


                                   -5-
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                                     /s/  Dennis Burns
                                    ------------------------------------------
                                          Dennis Burns

                                    Address:  Supreme Corq
                                              19039 62nd Ave. S.
                                              Kent, WA  98032

                                    EXHIBIT A

                                SHAREHOLDER LIST



SHAREHOLDER                                 NO. OF SHARES          % OWNERSHIP
- ----------------------------------          -------------          -----------
Trillium Corporation                           104,166                  10.4%

Trillium Investors, LLC                        479,167                  47.8%

Gary Waterman                                   22,167                   2.2%

Peter Von Reichbauer                             5,251                   0.5%

Arthur H. Kern, Trustee of the Art               8,751                   0.9%
Kern Revocable Trust u/a dated
December 7, 1992

John Rudolf                                      7,583                   0.8%

Doug Hauff                                      67,500                   6.7%

Steve Kingma                                    11,667                   1.2%

David Jobe                                      11,667                   1.2%

Tom Johnson                                      5,833                   0.6%

Stan Walderhaug                                  2,917                   0.3%

Gary Gigot                                       4,083                   0.4%

Robert Manne                                     2,917                   0.3%

Bruce Hosford                                    7,583                   0.8%

Tim Buckley                                      5,833                   0.6%

Allen Shoup                                      2,917                   0.3%

Dennis Burns                                   250,000                  24.9%

Dennis Bush                                      1,334                   0.1%

William W. Blackburn                             1,334                   0.1%
                                          ------------
   TOTAL                                     1,002,670